UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2007

REPLIGEN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-14656	04-2729386

(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts	02453

(Address of Principal Executive Offices)	(Zip Code)

(781) 250-0111

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement

On September 10, 2007 (the “Effective Date”), Repligen Corporation (“Repligen”) and the Massachusetts Institute of Technology (“MIT”) entered into a settlement agreement (the “Settlement Agreement”) with ImClone Systems, Incorporated (“ImClone”) relating to the lawsuit against ImClone for infringement of U.S. Patent No. 4,663,281 based on ImClone’s manufacture and sale of Erbitux®. The Settlement Agreement provides for ImClone to make a payment of $65 million to co-plaintiffs Repligen and MIT and will result in net proceeds to Repligen of approximately $40 million after payment of obligations to MIT and legal expenses. The Settlement Agreement serves as the basis for Repligen and MIT to dismiss the lawsuit against ImClone and Repligen has granted ImClone a non-exclusive sublicense to certain patent rights.

In May 2004, Repligen and MIT filed an action in the United States District Court for the District of Massachusetts against ImClone for infringement of U.S. Patent No. 4,663,281 based on ImClone’s manufacture and sale of Erbitux®. The patent, which covers the use of certain genetic elements that increase protein production in a mammalian cell, is assigned to MIT and exclusively licensed to Repligen.

Item 7.01.	Regulation FD Disclosure

On September 10, 2007, Repligen announced in a press release that on September 10, 2007, Repligen, MIT and ImClone executed a Settlement Agreement, which serves as the basis for Repligen and MIT to dismiss all patent litigation against ImClone and Repligen has granted ImClone a non-exclusive license to certain patent rights. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits.

99.1	Press Release issued by Repligen Corporation on September 10, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: September 10, 2007	By:	/s/ Walter C. Herlihy
Walter C. Herlihy Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Repligen Corporation on September 10, 2007